Exhibit 10.4




                            SUBLEASE AGREEMENT


     This Sublease Agreement ("Sublease") is entered into as of July 1,

1999 (the "Effective Date"), between UNION PACIFIC RESOURCES GROUP, INC., a

Utah corporation ("Sublessor") and MILLERS AMERICAN GROUP, INC., a Texas

corporation ("Sublessee"), with reference to the following:

     A.   Crescent Real Estate Funding I, L.P., a Delaware limited partnership

("Landlord"), as Landlord, has entered into an Office Lease (the "Primary

Lease", as modified) with Union Pacific Resources Company, as tenant, dated

November 19, 1996, as modified by: (i) Letter Agreements relating thereto dated November 22, 1996, January 31, 1997 and November 20, 1997; (ii) an

Assignment and Assumption Agreement dated December 4, 1996, assigning the

Primary Lease from Union Pacific Resources Company to Sublessor; and

(iii) a First Amendment to Lease dated February 3, 1998.  The Primary Lease covers certain premises (the "Premises") containing approximately 529,308 rentable square feet in the building commonly known as UPR Plaza and located at 777 Main Street, Fort Worth, Texas (the "Building").

     B.   Sublessor desires to sublease a portion of the Premises to Sublessee,

and Sublessee wishes to sublease a portion of the Premises from Sublessor.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Sublessee agree as follows:

     1.   Sublease.  Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, upon the terms and conditions set forth herein, a portion of the Premises consisting of the tenth (10th) floor, having approximately

27,808 rentable square feet as shown on the drawing attached hereto as

Exhibit "A" and incorporated herein by reference for all purposes (the

"Subleased Premises").  In addition, Sublessee is renting Sublessor's modular walls and all or part of the furniture as shown on the floor plan attached hereto as Exhibit "B" ("UPR Furniture").  Those items of UPR

Furniture described on Exhibit "C" attached hereto will be removed by

Sublessor and stored at Sublessor's expense for future use by Sublessee,

and the cost of moving and reinstalling such items in the future will be borne by Sublessee.  Sublessee will also be entitled to three

(3) unreserved parking spaces for each 1,000 square feet in the Subleased

Premises in the parking areas available to Sublessor under the Primary

Lease.

     2.   Term.  The term of the Sublease shall be for a period of ten (10)

years commencing on November 19, 1999, and ending on November 18, 2009 (the

"Expiration Date"); provided, however, that this Sublease shall terminate earlier upon: (1) termination, for any muse whatsoever, of the Primary

Lease; or (ii) the sixth (6th) anniversary date of this Sublease if either

Sublessor or Sublessee gives the other written notice by the fifth (5th)

anniversary date that it intends to cancel the Sublease.  Sublessee may have access to the Subleased Premises on and after October 19, 1999 for purposes of completing tenant finishout and move in, subject to all rules and regulations set forth in the Primary Lease.

     3.   Rent.

          (a) Sublessee agrees to pay Sublessor for the use of the Subleased Premises monthly rent per rentable square foot as follows, of which $2.00 per rentable square foot is allocated to the UPR Furniture rented by Sublessee ("Base Rent"):

                   Lease Years             Rent
                   -----------             -----
                        1                  13.77
                   2 through 5             16.50
                   6 through 10            17.77

               The Base Rent shall be paid in advance on or before the first day of each calendar month without notice or demand. Base Rent for any partial month shall be prorated.

          (b) Sublessee further agrees to pay its pro rata share of the Additional Rental (as set forth in Article VI of the Primary Lease) over 1999 Operating Expenses. For the purposes hereof, Sublessee's pro rata share shall be determined by multiplying:
               (i) the fraction having as its numerator the number of rentable square feet in the Subleased Premises and having as its denominator the number of rentable square feet in the Premises; times (ii) the amount of Operating Expenses owed by Sublessor to Landlord under the Primary Lease over 1999 Operating Expenses. Sublessee agrees to make all such payments to Sublessor at least five (5) days prior to the date on which Sublessor is required to make such payments to Landlord pursuant to the Primary Lease.

     4.   Primary Lease.

          (a) The terms and conditions of the Primary Lease are incorporated herein by reference for all purposes, and Sublessee, by Sublessee's execution hereof, acknowledges that Sublessor has furnished Sublessee with a copy of the Primary Lease and that Sublessee has examined the Primary Lease and is familiar with the terms thereof. Except as otherwise expressly provided in this Sublease, Sublessee agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Landlord that might affect Sublessor in any manner and further agrees to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Landlord within any time periods set forth in the Primary Lease.

          (b) As between Sublessor and Sublessee, Sublessor shall be entitled to all of the rights and remedies reserved by and granted to the landlord in the Primary Lease as if Sublessor was the "Landlord" under the Primary Lease and Sublessee was the "Tenant" under the Primary Lease, and such rights and remedies are incorporated herein by reference for all purposes; provided, however, that Sublessor will not exercise any "lockout" remedies which would cause Sublessee to be in violation of any local, state or federal laws.

          (c) This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease. If the Primary Lease terminates for any reason prior to the expiration or earlier termination of this Sublease, Sublessee shall not have any claim whatsoever against Sublessor arising or resulting from such termination of the Primary Lease, except as results from an Event of Default by Sublessor, not caused by Sublessee's default, under, and as defined in, the Primary Lease.

          (d) Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Primary Lease (subject to all provisions, restrictions and conditions imposed of the Primary Lease); provided, however, that Sublessor will allow Sublessee to use Sublessor's existing card key system which will be maintained by Sublessor subject to the limitations on liability, releases and indemnities by Sublessee set forth in Section 5 below. If Sublessor fails to repair the card key system within ten (10) days after written notice from Sublessee, Sublessee may make such repairs, and Sublessor will reimburse Sublessee for its reasonable costs upon demand. Sublessor shall in no event be liable to Sublessee for Landlord's failure to provide any other services, amenities and rights, nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Primary Lease with respect thereto.

          (e) Sublessee shall not have the right to exercise any of Sublessor's options or elections permitted or authorized under the Primary Lease, or to institute any action or proceeding against Landlord for the enforcement of the Primary Lease. If Landlord shall default in the performance of any of its obligations under the Primary Lease, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce the Primary Lease and obtain Landlord's compliance with its obligations thereunder.

          (f)  Sublessor warrants and represents to Sublessee that:

               (i) It has not received any notice of default from Landlord and, to its best knowledge without independent review or investigation, the Primary Lease, with respect to the Subleased Premises, is in full force and effect;

               (ii) Sublessor is not in default, and to Sublessor's best
                    knowledge without independent review or investigation, Landlord is not in default under the Primary Lease;

              (iii) Sublessor has full authority to enter into this Sublease and perform the obligations hereunder, including the rental of the UPR Furniture, and no other consents or joinder from or by any third party is required; and

               (iv) Sublessor has delivered to Sublessee a correct and complete copy of the Primary Lease and all modifications or amendments thereto.

          (g) Neither Sublessor, except as a result of Sublessee's default or when contesting in good faith, nor Sublessee, without exception, shall cause an Event of Default, under, and as defined in, the Primary Lease or cause a default under Sublessor's lease of the UPR Furniture from Mellon Capital.

     5.   Limitation of Liability, Release and Indemnity.

          (a) Primary Lease Provisions. Notwithstanding any provision of the Primary Lease to the contrary, neither Landlord, Sublessor, any of their respective predecessors, successors, nor any of their respective present, former, future corporate parents, subsidiaries, affiliates, officers, directors, shareholders, employees, partners, agents, representatives, assigns, invitees and attorneys (collectively, the "Releasees") shall be liable to Sublessee, its predecessors, successors, or any of its present, former or future corporate parents, subsidiaries, affiliates, officers, directors, shareholders, employees, volunteers, partners, agents, representatives, assigns, invitees and attorneys (collectively, the "Releasors") for any damage to persons or property due to any reason, including, but not limited to, the condition or design or any defect in the Building or its mechanical systems which may exist or subsequently occur, and the Releasors expressly assume all risks and damage to persons and property, either proximate or remote, by the reason of the present or future condition of the Subleased Premises or the Building. In addition to the agreements made herein, all indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated herein by reference for the benefit of Sublessor as if Sublessor was the "Landlord" and Sublessee was the "Tenant" under the Primary Lease. This Paragraph 5 is for the benefit of the Releasees only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

          (b) Release for Conduct of Releasees. THE RELEASORS HEREBY RELEASE, WAIVE, FOREVER DISCHARGE AND COVENANT NOT TO SUE THE RELEASEES FROM ANY AND ALL CLAIMS, DEMAND, DAMAGES, ACTIONS, CAUSES OF ACTION AND SUITS IN EQUITY ON ACCOUNT OF DEATH OF OR INJURY TO THE PERSON OR PROPERTY OF THE RELEASORS, CAUSED BY THE CONDUCT, ACTIONS, OMISSIONS OR NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT) OF THE RELEASEES, whether such injuries are past, present, future, currently accrued, unaccrued, known, unknown, permanent, continuing or otherwise, including, but not limited to, injuries that relate in any way to the Releasors or that allegedly occur or were caused on or around the Releasees' premises at 777 Main Street, Fort Worth, Texas 76102, in transit to or from such premises, or related in any way to such premises or any of its uses.

          (c) Release for Conduct of Releasors and Other Third Parties. THE RELEASORS HEREBY RELEASE, WAIVE RELEASEES, FOREVER DISCHARGE AND COVENANT NOT TO SUE THE FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION AND SUITS IN EQUITY ON ACCOUNT OF THE DEATH OF OR INJURY TO THE PERSON OR PROPERTY OF THE RELEASORS, CAUSED BY THE CONDUCT, ACTIONS, OMISSIONS OR NEGLIGENCE (INCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT) OF THE RELEASORS or any other person, whether such injuries are past, present, future, currently accrued, unaccrued, known, unknown, permanent, continuing or otherwise, including, but not limited to, injuries that relate in any way to the Releasors, or that allegedly occur or were caused on or around the Releasees' premises at 777 Main Street, Fort Worth, Texas 76102, in transit to or from such premises, or related in any way to such premises or any of it's uses.

          (d) Assumption of Risk. THE RELEASORS HEREBY ASSUME FULL RESPONSIBILITY FOR AND RISK OF BODILY INJURY, DEATH OR PROPERTY DAMAGE DUE TO NEGLIGENCE OF THE RELEASEES (EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF RELEASEES), THE RELEASORS OR ANY OTHER PERSON.

          (e) Indemnification of Releasees. THE RELEASORS HEREBY AGREE TO INDEMNIFY, DEFEND AND HOLD THE RELEASEES HARMELSS for any costs and expenses (including attorneys' fees and litigation costs), judgments, liabilities or other claims relating to any damage or injury that the Releasors or other person allegedly caused to the person or property of the Releasors or any other person, including damage or injury allegedly caused by ACTS, OMISSIONS OR NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT) of the Releasors or any other person that relates in any way to the Releasors, or that allegedly occur or were caused on or around the Releasees' premises at 777 Main Street, Fort Worth, Texas 76102, in transit to or from such premises, or related in any way to such premises or any of its uses.

          (f) Savings Clause. It is expressly understood and agreed that the foregoing releases and indemnities are not intended to include losses, damages and any other consequences caused by the breach by the Releasees of any of Sublessor's obligations hereunder or under the Primary Lease, and Sublessor shall remain directly and primarily liable to Sublessee therefor. In all other events, Releasors acknowledge and agree that the foregoing release, waiver and indemnity provisions are intended to be as broad and inclusive as permitted by the law and, further, that any portion thereof that is found to be invalid or unenforceable shall not affect the validity or enforceability of the remaining portions.

     6.   Liability Insurance.  Sublessee shall maintain a policy or policies of comprehensive general liability insurance as required under the Primary

Lease, except that notwithstanding the policy limits required thereunder,

Sublessee will maintain liability limits in the amount of at least

$2,000,000.00.

     7.   Alterations.  Sublessee may not make any alterations, improvements or additions to the Subleased Premises without Sublessor's prior written consent.  In addition, installation, assembly, repair and removal of modular walls, UPR Furniture, data and voice cabling and card key systems

(together hereinafter referred to as the "UPR Property") must be done by authorized dealers approved by Sublessor.  Sublessor approves and has obtained Landlord's approval of the alterations to the Subleased Premises described on Exhibit "C" attached hereto.

     8.   Default by Sublessee; Remedies of Sublessor.  In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all rights against Sublessee as would be available to the Landlord against Sublessor under the Primary Lease if such breach were by Sublessor thereunder.  In addition, if any sum due under this Sublease is not received when due,

Sublessee will also pay Sublessor: (i) a late charge equal to one percent

(1.0%) of the unpaid amount due; plus (ii) interest at eighteen percent

(18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to the date originally due until paid, but the interest accumulation shall stop after thirty (30)

days unless Sublessor gives Sublessee notice within thirty (30) days of the date payment was due of Tenant's failure to pay such amount.  In the event

Sublessee defaults in the performance of any of the terms and provisions hereof and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof, including, but not limited to, reasonable attorneys' fees.

        9.   Landlord's Lien.  Sublessor releases and waives any common law or statutory landlord's lien covering Sublessee's property.

     10. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States, certified or registered mail, postage prepaid, return receipt requested, to:

          Sublessor:     Union Pacific Resources Group, Inc.
                         777 Main Street
                         Fort Worth, Texas 76102
                         Attn: Matthew K. Loynachan

          Copy To:       Joseph A. LaSala, Jr.
                         Vice President and General Counsel
                         Union Pacific Resources Group, Inc.
                         777 Main Street
                         Fort Worth, Texas 76102

          Sublessee:     Millers American Group, Inc.
                         777 Main Street
                         Fort Worth, Texas 76102

or to such other addresses as any party hereto may, from time to time,

designate in writing delivered in a like manner.

     11.  Certificates.  Sublessee agrees to furnish to Sublessor or to Landlord certificates certifying as to any information reasonably requested by either Sublessor or Landlord.  Sublessor agrees to furnish to Sublessee certificates certifying as to any information reasonably requested by

Sublessee.  The reasonable expense for more than two (2) requests each lease year made by Sublessor (not in connection with its obligations to

Landlord) or by Sublessee will be borne by the requesting party, not to exceed $500.00.

     12.  Condition of Subleased Premises and UPR Property and Surrender of the

Subleased Premises.  Sublessee acknowledges that: (i) Sublessee has fully inspected the Subleased Premises and the UPR Property and accepts the same in their present condition, "as is, where is", with all faults; and

(ii) Sublessor has made no warranties or representations to Sublessee whatsoever with respect to the condition of the Subleased Premises or the

UPR Property.  Upon the expiration or termination of this Sublease,

Sublessee agrees to return the Subleased Premises to Sublessor and Landlord in the condition required by the Primary Lease.  The UPR Property will be returned to Sublessor in good condition and repair, normal wear and tear excepted, but in no event in a condition at least equal to that of other

Sublessor property similar in kind, age and use.

     13.  Certificates Licenses and/or Permits.  Sublessee shall, at Sublessee's sole expense, obtain all necessary certificates, licenses or permits to do business in the Subleased Premises, which may be required by any governmental authorities.

     14.  Attorneys' Fees and Costs of Enforcement.  If either party hereof commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs of such action (including, without limitation, attorneys' fees and court costs) from the other party.

     15.  Cumulative Rights and Remedies.  No right or remedy contained herein,

in the Primary Lease or provided by law is intended to be exclusive of any other right or remedy, but shall be cumulative and in addition to every other right or remedy.

     16.  Assignment and Subletting.  Sublessee may not assign Sublessee's rights under this Sublease or sublet all or any portion of the Subleased

Premises without the prior written consent of Landlord and Sublessor, not to be unreasonably withheld or delayed.

     17.  General Provisions.  This Sublease sets forth the complete agreement between Sublessor and Sublessee regarding the subject matter hereof, and this Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Sublessor and Sublessee.

All duties and obligations of Sublessee under this Sublease that are unperformed shall survive the termination or expiration of this Sublease.

Except as limited by this paragraph, this Sublease, and all the terms and conditions hereof, shall be binding upon and inure to the benefit of both

Sublessor and Sublessee and their respective successors, representatives and assigns.  This Sublease will be governed by the laws of the State of

Texas, and all legal proceedings will be brought in the appropriate court located in Tarrant County, Texas.

     18.  Brokerage Commissions.  Sublessor has agreed to pay a brokerage commission to Stoneleigh Huff Brous McDowell ("Broker") equal to four and one-half percent (4.5%) of the following portion of the Base Rent:

                   Lease Years             Rent
                   -----------             -----

                        1                  12.10
                   2 through 5             14.50
                   6 through 10            15.77


     The commission for the first six (6) years will be due one-half (1/2)

on February 1, 2000, and one-half (1/2) on May 1, 2000, and the remaining four (4) years, if and when Sublessor elects not to terminate this Sublease as provided in Paragraph 2 above, will be due one-half (1/2) on February 1,

2006, and one-half (1/2) on May 1, 2006.  Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease other than Broker, and EACH AGREES THAT THEY SHALL HOLD THE OTHER HARMLESS

from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

     19.  Severability.  If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby,

and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

     20.  Confidentiality.  In addition to all other terms and conditions of the

Primary Lease, Sublessee will comply with the confidentiality provisions in

Paragraph 20.27 of the Primary Lease.

     21.  Interest.  Interest charged under this Sublease for late payments shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under law; any interest in excess of that maximum amount shall be credited on future rent or, if that has been fully paid, refunded.  On any termination of this

Sublease, any such excess shall be canceled automatically as of the termination or, if already paid, credited on the rent due or, if fully paid, refunded.

     22.  Multiple Counterparts.  This Sublease may be executed in multiple counterparts, each of which when executed and delivered will be one original, but such counterparts will together constitute one and the same instrument.  For convenience, the signature pages of all counterparts may be attached to one counterpart to form one original.

     ACCORDINGLY, the parties have executed this Sublease as of the date first set forth above.

                              SUBLESSOR:

                              UNION PACIFIC RESOURCES GROUP, INC., a Utah corporation


                              By:  /s/ Morris B. Smith
                                   ---------------------------------------------
                              Name:     Morris B. Smith
                              Title:    Vice President - CFO



                              SUBLESSEE:

                              MILLERS AMERICAN GROUP, INC., a Texas
                              corporation


                              By:  /s/ Joy J. Keller
                                   ---------------------------------------------
                              Name:     Joy J. Keller
                              Title:    Executive Vice President and CFO